FIRST AMENDMENT
                  TO THE AMENDED AND RESTATED CREDIT AGREEMENT

     This FIRST AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment Agreement"), dated as of December 17, 1997 is made by and among SHERIDAN HEALTHCARE, INC., a Delaware corporation having its principal place of business in Hollywood, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION (as successor by merger to NationsBank, National Association (South)), a national banking association organized and existing under the laws of the United States, as Lender, and NATIONSBANK, NATIONAL ASSOCIATION (as successor by merger to NationsBank, National Association (South)), in its capacity as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of March 12, 1997 ( the "Credit Agreement"); and

     WHEREAS, the Agent and certain of its Subsidiaries and certain professional corporations or associations whose financial results are included in the consolidated financial statements of the Borrower have entered into an Amended and Restated Guaranty and Suretyship Agreement dated as of March 12, 1997, pursuant to which such Subsidiaries, Partnerships and professional corporations or associations whose financial results are included in the consolidated financial statements of the Borrower have guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS, certain Subsidiaries and certain professional corporations or associations whose financial results were included in the consolidated financial statements of the Borrower were released from their obligations thereunder pursuant to that certain Consent Letter dated as of April 10, 1997 from the Agent to the Borrower; and

     WHEREAS, Becerra & Augustino, M.D., Inc., a professional corporation whose financial results are included in the consolidated financial statements of the Borrower ("B&A"), and the Agent have entered into a Guaranty and Suretyship Agreement dated as of April 29, 1997 pursuant to which B&A has guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS, Castillo-Plaza & Associates, M.D., Inc., a professional corporation whose financial results are included in the consolidated financial statements of the Borrower ("CPA"), and the Agent have entered into a Guaranty and Suretyship Agreement dated as of May 13, 1997 pursuant to which CPA has guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS, Drs. Grabois, Firestone, Halfon & Lebow, P.A. a professional association whose financial results are included in the consolidated financial statements of the Borrower ("GFH&L"), and the Agent have entered into a Guaranty and Suretyship Agreement dated as of September 4, 1997 pursuant to which GFH&L has guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS, Woman to Woman Obstetrics & Gynecology, P.A., a professional association whose financial results are included in the consolidated financial statements of the Borrower ("WWO&G"), and the Agent have entered into a Guaranty and Suretyship Agreement dated as of September 4, 1997 pursuant to which WWO&G has guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS, Frederick N. Herman, M.D., P.A., a Florida corporation whose financial results are included in the consolidated financial statements of the Borrower ("Herman"), and the Agent have entered into a Guaranty and Suretyship Agreement dated as of November 3, 1997 pursuant to which Herman has guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS,  Sheridan Children's Healthcare Services of Pennsylvania,  P.A., a
Pennsylvania corporation whose financial results are included in the consolidated financial statements of the Borrower ("SCHSP"), and the Agent have entered into a Guaranty and Suretyship Agreement dated as of November 30, 1997 pursuant to which SCHSP has guaranteed the Borrower's Liabilities under the Credit Agreement; and

     WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement; and

     WHEREAS, upon the terms and conditions contained herein, the Agent and the Lenders are willing to amend the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and conditions herein set forth, it is hereby agreed as follows:

     1. Credit Agreement Amendment. Subject to the conditions hereof, the Credit Agreement is hereby amended, effective as of the date hereof as follows:

     (a)     The following new definitions are added to Section 1.1:

               "'First Amendment" means that certain First Amendment to the Amended and Restated Credit Agreement dated as of December 17, 1997, by and among the Borrower, the Lenders, and the Agent.

               'Asset Disposition' means any voluntary disposition, whether by sale, lease or transfer of (a) any or all of the assets, excluding cash and cash equivalents, of the Borrower or any Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower, and (b) any of the capital stock, or securities and investments interchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, any of the capital stock of any Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower (other than a disposition to the Borrower or a Guarantor).

               'Debt Offering' means the incurrence of any Indebtedness for Money Borrowed permitted hereunder in connection with a public offering or private placement of debt securities of the Borrower or any Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower.

               'Equity Offering' means a public or private offering of equity securities (including, without limitation, any security or investment exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower (other than securities issued to the Borrower or a Subsidiary); provided however, the term "Equity Offering" shall not include any issuance of equity securities in connection with the exercise of stock options granted, or purchase of restricted stock, pursuant to Schedule 9.9.

               'Net Proceeds' means (a) from any Equity Offering or Debt Offering cash payments received by the Borrower or any Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; (b) from any Asset Disposition cash payments received by the Borrower or any Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower therefrom (including cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale, (iii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (iv) any other necessary costs incurred in connection with the sale."

     (b) The definition of "Applicable Margin" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Applicable Margin' and 'Applicable Unused Fee' means for each Eurodollar Rate Loan that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:

     Tier     Consolidated Leverage Ratio       Eurodollar            Applicable
                                             Applicable Margin        Unused Fee

     I        Less than 1.50 to 1.00              1.000%                 0.250%

     II       Equal to or greater
              than 1.50 to 1.00                   1.125%                 0.375%
              and less than 2.00 to 1.00

     III      Equal to or greater
              than 2.00 to 1.00                   1.375%                 0.375%
              and less than 2.50 to 1.00

     IV       Equal to or greater
              than 2.50 to 1.00                   1.875%                 0.500%
              and equal to or less
              than 3.00 to 1.00

From the effective date of the First Amendment to the first Business Day next following the six month anniversary of the effective date of The First Amendment, the Applicable Margin and Applicable Unused Fee shall be Tier IV. Thereafter, the Applicable Margin and Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin or Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii), subject to review and confirmation of such computations by the Agent, and shall be effective commencing on the first Business Day next following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the first Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.1, then the Applicable Margin and Applicable Unused Fee shall be Tier IV until the appropriate certificate is so delivered."

     (c) Subclause (ii) in the definition of "Change of Control" in Section 1.1 is hereby amended so that as amended it shall read as follows:

          "(ii) if TA Associates shall at anytime cease to own, directly or indirectly, at least fifteen percent (15%) of the combined voting power of all Voting Stock of the Borrower; provided, however, that to the extent the Borrower completes any Acquisition permitted hereunder which is accounted for as a "pooling of interests" such that the consolidated stockholder's equity of the Borrower is diluted, the percentage threshold required under this subclause (ii) shall decrease pro rata based on the amount of such dilution."

     (d) The definition of "Total Revolving Credit Commitment" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

     "'Total Revolving Credit Commitment' means a principal amount equal to $50,000,000, as reduced from time to time in accordance with Section 2.7."

     (e) The definition of "Stated Termination Date" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

          "'Stated Termination Date' means December 16, 2000."

     (f) Section 2.3 is hereby amended in its entirety so that as amended it shall read as follows:

          "2.3 Payment of Principal. (a) Manner of Payment. The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 5.4. All prepayments of Revolving Loans made by the Borrower shall be in the amount of (i) $500,000 or such greater amount which is an integral multiple of $100,000 in the case of Eurodollar Rate Loans, (ii) $100,000 or such greater amount which is an integral multiple of $100,000 in the case of Base Rate Loans, or (iii) the amount equal to all Revolving Credit Outstandings or such other amount as necessary to comply with Section 2.1(b) or Section 2.8.

          (b) Mandatory Prepayments. The Borrower shall make the following required prepayments, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

               (i) Equity Offerings. The Borrower shall make, or shall cause each applicable Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower to make, a prepayment from the Net Proceeds of any Equity Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.
Notwithstanding  the  foregoing,  however,  any  prepayment  required under this

Section 2.3(b) shall not be required for fifty percent (50%) of up to $16,000,000 in Net Proceeds from the first equity issuance occurring after the effective date of The First Amendment.

               (ii) Debt Offerings. The Borrower shall make, or shall cause each applicable Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower to make, a prepayment from the Net Proceeds of any Debt Offering in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

               (iii) Asset Dispositions. The Borrower shall make, or shall cause each applicable Subsidiary or any professional corporation or association whose financial results are included in the consolidated financial statements of the Borrower to make, a prepayment from the Net Proceeds of any Asset Disposition in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within fifteen (15) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days' written notice to the Agent, and shall include within one (1) Business Day of repayment a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

          All mandatory prepayments made pursuant to this Section 2.3 shall permanently reduce the Total Revolving Credit Commitment. Any prepayment of a Eurodollar Rate Loan pursuant to this Section 2.3 other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required under Section 5.4 hereof.

     (g) Section 2.10 is hereby amended so that the phrase "0.375% per annum" in the third line is deleted and replaced with "the Applicable Unused Fee".

     (h) Section 9.1(a) is hereby amended as follows:

               (1) The amount "$32,500,000" in subclause (i) is hereby deleted and replaced with the amount "$33,755,000".

               (2) The amount "75%" in subclause (ii)(A) is hereby deleted and replaced with the amount "50%".

               (3) Subclause (ii)(c) is hereby deleted and replaced with the phrase "100% of the Net Proceeds of any Equity Offering".

     (i) Section 9.1(c) is hereby amended in its entirety so that as amended it shall read as follows:

          "(c)     Consolidated Fixed Charge Ratio.  Permit at any time during the respective periods set forth below the Consolidated Fixed Charge Ratio to be less than that set forth opposite each such period:

          FOUR-QUARTER PERIOD ENDING          CONSOLIDATED FIXED CHARGE RATIO
          --------------------------          -------------------------------

        Closing - September 30, 1998                 2.00 to 1.00

        October 1, 1998 - September 30, 1999         2.25 to 1.00

        Thereafter                                   2.75 to 1.00

     (j) Section 9.2(d) is hereby amended in its entirety so that as amended it shall read as follows:

          "(d) if the Cost of Acquisition shall (A) exceed $5,000,000 in cash, or (B) exceed $8,000,000 in the aggregate, or (C) cause the aggregate Cost of Acquisitions incurred in fiscal year 1997 to exceed $25,000,000 or in any Fiscal Year thereafter to exceed $20,000,000, the Required Lenders shall consent to such Acquisition in their discretion;"

     (k) Section 9.7(b) is hereby amended in its entirety so that as amended it shall read as follows:

     "(b)      Eligible Securities;"

     (l) Section 12.5 is hereby amended in its entirety so that as amended it shall read as follows:

          "12.5 Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication, execution and delivery of the Loan Documents (including due diligence expenses and travel expenses), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (c) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (d) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

     2. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Lenders to enter into this Amendment Agreement, the Borrower hereby represents and warrants that the Credit Agreement has been re-examined by the Borrower and that except as disclosed by the Borrower in writing to the Lenders as of the date hereof except:

     (a) The representations and warranties made by the Borrower in Article VII thereof are true on and as of the date hereof except that the financial statements referred to in Section 7.6 shall be those most recently furnished to the Agent pursuant to Section 8.1;

     (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower delivered to the Agent under Section
8.1 thereof, other than changes in the ordinary course of business, none of which has been a material adverse change;

     (c) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial reports of the Borrower delivered to the Agent under Section 8.1 thereof, have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

     (d) After giving effect to this Amendment Agreement, no condition exists which, upon the effectiveness of the amendment contemplated hereby, would constitute a Default or an Event of Default on the part of the Borrower under the Credit Agreement or the Notes, either immediately or with the lapse of time or the giving of notice, or both.

     3. CONDITIONS PRECEDENT. The effectiveness of this Amendment Agreement is subject to the receipt by the Agent of the following:

     (a) six counterparts of this Amendment Agreement duly executed by all signatories hereto; and

     (b) copies of all additional agreements, instruments and documents which the Agent may reasonably request, such documents, when appropriate, to be certified by appropriate governmental authorities; and

          (c) receipt of payment by the Agent for all its reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment Agreement, including without limitation the reasonable fees and disbursements of counsel to the Agent; and

          (d) execution of the Underwriting Fee Letter dated December 4, 1997 (the "Fee Letter") and payment of all fees described therein that are payable on or before the effective date of this Amendment Agreement.

All proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Lenders, the Agent and their counsel.

     4. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condit ion, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     5. CONSENT OF GUARANTORS. The Guarantors have joined in the execution of this Amendment Agreement for the purposes of consenting hereto, including the increase of the Total Revolving Credit Commitment from $35,000,000 to
$50,000,000, and for the further purpose of confirming their guaranty of the Obligations of the Borrower as provided in the Facility Guaranty.

     6. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     7. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

     8. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY (i) SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY OR FOR PURPOSES OF COLLECTION AND (ii) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

     9. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     10. Credit Agreement. All references in any of the Loan Documents to the Credit Agreement shall mean and include the Credit Agreement as amended hereby.

     11. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of each of the Borrower, the Lenders, the Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Lenders, may not assign any rights, powers, duties or obligations hereunder.


                 [Remainder of page intentionally left blank.]

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                          SHERIDAN HEALTHCARE, INC.



                          By:
                               ------------------------------------
                              Name:     Jay A. Martus
                              Title:    Vice President


                          GUARANTORS:
                          -----------

                          SHERIDAN HEALTHCORP, INC.
                          SHERIDAN HEALTHCARE OF WEST FLORIDA, INC.
                          PRIMEDICA HEALTHCARE, INC.
                          MEDISERV, INC.
                          SHERIDAN CHILDREN'S HEALTHCARE SERVICES, INC. SHERIDAN CHILDREN'S HEALTHCARE
                             SERVICES OF WEST VIRGINIA, INC.
                          CHILDREN'S HOSPITAL SERVICES, INC.
                          SHERIDAN HEALTHCARE OB/GYN, INC.
                          BECERRA & AUGUSTINO, M.D., INC.
                          CASTILLO-PLAZA & ASSOCIATES, M.D., INC.
                          DRS. GRABOIS, FIRESTONE, HALFON & LEBOW, P.A. WOMAN TO WOMAN OBSTETRICS
                              & GYNECOLOGY, P.A.
                          FREDERICK N. HERMAN, M.D., INC.




                          By:
                               -----------------------------------
                              Name:     Jay A. Martus
                              Title:    Vice President

                          SHERIDAN FINANCE CORP.
                          SHERIDAN STC CORP.



                          By:
                               -----------------------------------
                              Name:     Michael Schundler
                              Title:    Vice President

                             Signature Page 1 of 2

                          SHERIDAN MEDICAL HEALTHCORP, P.C.
                          SHERIDAN HEALTHCARE OF TEXAS, P.A.
                          SHERIDAN HEALTHCARE OF CALIFORNIA
                             MEDICAL GROUP, INC.
                          SHERIDAN CHILDREN'S HEALTHCARE
                             SERVICES OF PENNSYLVANIA, P.C.




                          By:
                               -----------------------------------
                              Name:     Gilbert Drozdow
                              Title:    President

                          NATIONSBANK, NATIONAL ASSOCIATION,
                          as Agent and Lender



                          By:
                               -----------------------------------
                              Name:     Michael A. Crabb, III
                              Title:    Vice President

                             Signature Page 2 of 2

                       TOTAL REVOLVING CREDIT COMMITMENT
                       ---------------------------------

                                PROMISSORY NOTE
                                (Revolving Loan)

$50,000,000                                            Charlotte, North Carolina
                                                               December 17, 1997


     FOR VALUE RECEIVED, SHERIDAN HEALTHCARE, INC., a Delaware corporation having its principal place of business located in Hollywood, Florida (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, NATIONAL ASSOCIATION (the "Lender"), in its individual capacity, in care of NATIONSBANK, NATIONAL ASSOCIATION , as agent for the Lenders (the "Agent"), at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Amended and Restated Credit Agreement dated as of March 12, 1997, as amended pursuant to that certain Amendment Agreement No. 1 to the Amended and Restated Credit Agreement dated as of December 17, 1997, among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" --all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 (a) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Note is one of the Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, Guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                    SHERIDAN HEALTHCARE, INC.
WITNESS:

------------------------------          By:
                                             --------------------------------
                                        Name:  Jay A. Martus
------------------------------          Title: Vice President


                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                           SHERIDAN HEALTHCARE, INC.

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

     Before me, the undersigned, Notary Public in and for said County and State on this 17th day of December, 1997 A.D., personally appeared Jay A. Martus, known to be the Vice President of the above-named corporation (the "Borrower"), who, being by me duly sworn, said he works at 4651 Sheridan Street, Hollywood, Florida and that by authority duly given by, and as the act of, the Borrower, the foregoing and annexed Note dated December 17, 1997, was signed by him as said Vice President on behalf of the Borrower.

     Witness my hand and official seal this 17th day of December, 1997.


(SEAL)                        --------------------------------------------
                              Kimberly B. Saltrick, Notary Public
My commission expires: August 11, 2001

                       AFFIDAVIT OF MICHAEL A. CRABB, III

The undersigned, being first duly sworn, deposes and says:

     1. He is a Vice President of NationsBank, National Association, and works at NationsBank Corporate Center, 8th Floor, Charlotte, North Carolina.

     2. The Note of Sheridan Healthcare, Inc. to the NationsBank, National Association (the "Agent") dated December 17, 1997 was executed before her/him and delivered to her/him on behalf of the Agent in Charlotte, North Carolina on December 17, 1997.

     This the 17th day of December, 1997.


                              ------------------------------------
                              Michael A. Crabb, III



                          ACKNOWLEDGMENT OF EXECUTION


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


     Before me, the undersigned, a Notary Public in and for said County and State on this 17th day of December, 1997 A.D., personally appeared Michael A. Crabb, III who before me affixed her/his signature to the above Affidavit.

     Witness my hand and official seal this 17th day of December, 1997.


                              ------------------------------------
                              Kimberly B. Saltrick, Notary Public

(SEAL)

My commission expires: August 11, 2001